UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2021
Don’t Be Confused by Engine No. 1’s Emails
Vote the Blue Proxy Card Today
We apologize for the multiple emails you have received regarding ExxonMobil’s Annual Meeting of Shareholders, but we want to make sure your vote is counted correctly. Engine No. 1, a small hedge fund seeking to replace four of ExxonMobil’s highly skilled and experienced directors, has sent you confusing emails as part of its campaign to gain votes for their own far less qualified board nominees.
Engine No. 1 has not included its name on its emails, so they appear to be coming from ExxonMobil. Their emails also use blue font, the same color we use to represent our BLUE proxy card, causing further confusion.
We are working to correct this issue to ensure that all future communications from Engine No. 1 are clearly identified. We urge you to carefully examine all emails from your broker about the ExxonMobil board election, discard any emails about voting on Engine No. 1’s White proxy card – and vote using the BLUE PROXY CARD to support ExxonMobil’s nominees, who are delivering on a clear plan to protect your dividend and drive sustainable shareholder value.
Engine No. 1 is proposing value destructive initiatives that would jeopardize our ability to generate the earnings and cash flow that we need to pay our dividend, invest in future growth and work on technologies that will be important to help tackle climate change.
If you have already voted a White proxy card, you can change your vote by clicking on the “Vote Now” button on the email containing this letter to vote the BLUE proxy card electronically at www.proxyvote.com. Only your latest dated vote will be counted. If you have questions or need assistance voting your shares, please contact our proxy solicitors:
(800) 322-2885 or (212) 929-5500
XOMproxy@mackenziepartners.com    (800) 859-8509 or (212) 269-5550
XOMproxy@dfking.com
VOTE the BLUE proxy card today.
Support your Board by voting the BLUE proxy card electronically (www.proxyvote.com) or signing, dating, and returning a BLUE proxy card. Only your latest dated vote will be counted.
DISCARD the WHITE proxy card.
The Board urges you not to vote the WHITE proxy card sent to you. Voting the WHITE proxy card, even if you “withhold” on any of the dissident nominees, will revoke any vote you had previously submitted on ExxonMobil’s BLUE proxy card.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.